EXHIBIT 15

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-33094, 333-65968, 333-97249, 333-103768, 333-107727, 333-149828, 333-155527, 333-170716 and 333-175852) and form F-3 (No. 333-160013) of National Grid plc of our report dated May 16, 2012 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

London, UK

June 12, 2012